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                                                                   EXHIBIT 99(d)

                        KEYCORP STUDENT LOAN TRUST 2003-A

                              OFFICER'S CERTIFICATE

Key Consumer Receivables LLC              JPMorgan Chase Bank
c/o Key Bank USA, National Association    One Bank One Plaza, Suite 0126
800 Superior Ave, 4th Floor               Chicago, IL  60670
Cleveland, Ohio 44114                     Attn: Corporate Trust Administration
ATTN: President, KER                      Phone: (312) 407-0192
Phone: (216) 828-4293                     Fax:     (312) 407-1708
Fax:     (216) 828-9301

MBIA Insurance Corporation                Key Bank USA, National Association
113 King Street                           800 Superior Ave, 4th Floor
Armonk, NY 10504                          Cleveland, Ohio 44114
ATTN: Data Administration                 ATTN: President, KER
Phone  (914) 765-3772                     Phone: (216) 828-4293
Fax:     (914) 765-3810                   Fax:     (216) 828-9301


JPMorgan Chase Bank
4 New York Plaza 6th Floor
New York, NY 10004
ATTN: ABS Administration
Phone: (212) 623-5437
Fax:     (212) 623-5933

Pursuant to Section 4.09 of the Sale and Servicing Agreement among Key Consumer Receivables LLC, as Depositor, Key Bank USA, National Association, as Master Servicer and Administrator, KeyCorp Student Loan Trust 2003-A, as Issuer, and JPMorgan Chase Bank, successor in interest to Bank One, National Association not in its individual capacity but solely as Eligible Lender Trustee, dated as of August 1, 2003 (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of the Administrator from the inception of the Trust, through December 31, 2003, and of its performance under the Agreement has been made, and (ii) to the best of our knowledge, based on our review, the Administrator has fulfilled all its obligations under the Agreement and the related Administration Agreement respectively throughout such period.

                                        Key Bank USA, National Association,
                                        as Administrator


                                        by:

                                               /S/ DARLENE H. DIMITRIJEVS
                                        -----------------------------------
Date: February 19, 2004                 Name: Darlene H. Dimitrijevs, CPA
                                        Title:   Senior Vice President


                                        by:

                                                 /S/ DEBRA S. FRONIUS
                                        -----------------------------------
                                        Name: Debra S. Fronius
                                        Title:   Vice President